Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2015 Second Quarter Results

Revenues increase to $694.7 million, up 17%
Q2 2015 backlog value of $1.5 billion, up 30% from Q2 2014

IRVINE, CALIFORNIA, July 30, 2015.  Standard Pacific Corp. (NYSE: SPF) today announced results for the second quarter ended June 30, 2015.

2015 Second Quarter Highlights and Comparisons to 2014 Second Quarter

•	Net new orders of 1,567, up 10%; Dollar value of net new orders up 26% (excluding Q2 2014 acquisition)
•	Backlog of 2,572 homes, up 12%; Dollar value of backlog up 30%
•	203 average active selling communities, up 11%
•	1,305 new home deliveries, up 6%
•	Average selling price of $532 thousand, up 11%
•	Home sale revenues of $694.7 million, up 17%
•	Gross margin from home sales of 24.6%, compared to 26.6%
•	Operating margin from home sales of $90.8 million, or 13.1%, compared to $89.7 million, or 15.2%
•	Net income of $57.2 million, or $0.14 per diluted share, vs. net income of $56.5 million, or $0.14 per diluted share
•	$190.0 million of land purchases and development costs, compared to $212.0 million
•	Results include $5.2 million of transaction costs related to the proposed merger with The Ryland Group, Inc.

Scott Stowell, the Company's President and Chief Executive Officer commented, "I am pleased with our solid financial performance in the 2015 second quarter.  Our results reflect a continuation of the housing market recovery and our focus on the execution of our strategy, with backlog value, the value of our orders, and home sale revenues up 30%, 26% and 17% respectively."

Orders.  Excluding the impact of the 99 homes in backlog we acquired in connection with our June 2014 acquisition of an Austin, Texas homebuilder, net new orders for the 2015 second quarter were up 10% from the 2014 second quarter, to 1,567 homes, with the dollar value of these orders up 26%, and the Company's monthly sales absorption rate was 2.6 per community for the 2015 second quarter, flat from both the 2014 second quarter and the 2015 first quarter.  The Company's cancellation rate for the 2015 second quarter was 15% compared to 14% for the 2014 second quarter and 11% for the 2015 first quarter.

Backlog.  The dollar value of homes in backlog increased 30% to $1.5 billion, or 2,572 homes, compared to $1.1 billion, or 2,304 homes, for the 2014 second quarter, and increased 15% compared to $1.3 billion, or 2,310 homes, for the 2015 first quarter.  The increase in year-over-year backlog value was driven primarily by our continued growth in orders and a 17% increase in the average selling price of the homes in backlog, reflecting the continued execution of our move-up homebuyer focused strategy and a favorable pricing environment in a majority of our markets.

Revenue.  Revenues from home sales for the 2015 second quarter increased 17%, to $694.7 million, as compared to the prior year period, resulting primarily from an 11% increase in the Company's average home price to $532 thousand, the highest quarterly average home price in Company history, and a 6% increase in new home deliveries. The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.

Gross Margin.  Gross margin percentage from home sales for the 2015 second quarter was 24.6%, up 40 basis points from last quarter, consistent with the Company's expectations.

Land.  During the 2015 second quarter, the Company spent $190.0 million on land purchases and development costs, compared to $212.0 million for the 2014 second quarter. The Company purchased $98.6 million of land, consisting of 1,283 homesites, of which 53% (based on homesites) is located in Florida, 23% in the Carolinas, 12% in the California and 12% in Texas.  As of June 30, 2015, the Company owned or controlled 36,034 homesites, of which 24,693 were owned and actively selling or under development, 7,168 were controlled or under option, and the remaining 4,173 homesites were held for future development or for sale.  The homesites owned that are actively selling or under development represent a 4.9x year supply based on the Company's deliveries for the trailing twelve months ended June 30, 2015.

Liquidity.  The Company ended the quarter with $497 million of available liquidity, including $77 million of unrestricted homebuilding cash and $420 million available to borrow under the revolving credit facility. The revolving credit facility has an accordion feature under which the aggregate commitment may be increased from $450 million to a maximum amount of $750 million, subject to the Company's future needs and the availability of additional bank capacity.  The Company's homebuilding debt to book capitalization as of June 30, 2015 and 2014 was 55.3% and 53.8%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 53.9%* and 51.6%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending June 30, 2015 and 2014 was 4.4x* and 3.9x*, respectively.

Proposed Merger with The Ryland Group, Inc.

During the second quarter of 2015, the Company entered into a merger agreement with The Ryland Group, Inc. ("Ryland").  Subject to the terms and conditions of the merger agreement, which was unanimously approved by the boards of directors of the Company and Ryland, the Company and Ryland have agreed that Ryland will merge with and into the Company in a "merger of equals," with the Company continuing as the surviving corporation, and the separate corporate existence of Ryland will cease.  Concurrent with the closing of the merger, each five shares of common stock issued and outstanding of the Company will be combined and converted into one issued and outstanding share of common stock of the surviving corporation and each share of common stock of Ryland issued and outstanding will be converted and exchangeable for 1.0191 issued and outstanding shares of common stock of the surviving corporation.  The proposed merger is subject to approval by the stockholders of the Company and Ryland and other customary closing conditions. The Company currently expects the transaction to close in early fall 2015.  As of June 30, 2015, the Company incurred transaction related fees totaling $5.2 million, which was reported in "other income (expense)" in the condensed consolidated statements of operations during the second quarter.

Earnings Conference Call

A conference call to discuss the Company's 2015 second quarter results will be held at 12:00 p.m. Eastern time July 31, 2015.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (800) 946-0720 (domestic) or (719) 325-2384 (international); Passcode: 2656006. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 2656006.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today's complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company's targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, our strategy; our future cash needs and the availability of additional bank commitments; and the expected closing date of our proposed merger with The Ryland Group, Inc.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Additional Information
In connection with the proposed transaction, Standard Pacific and Ryland will be filing documents with the SEC, including the filing by Standard Pacific of a registration statement on Form S-4, and Standard Pacific and Ryland intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Standard Pacific.  Before making any voting or investment decision, investors are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov), by accessing Standard Pacific's website at www.standardpacifichomes.com under the heading "Investor Relations" and then under the link "SEC Filings" and from Standard Pacific by directing a request to Standard Pacific Corp., 15360 Barranca Parkway, Irvine, California 92618, Attention:  Secretary, and by accessing Ryland's website at www.ryland.com under the heading "Investors" and then under the link "SEC Filings" and from Ryland by directing a request to The Ryland Group, Inc., 3011 Townsgate Rd., Ste. 200, Westlake Village, California 91361, Attention:  Investor Relations.
Standard Pacific and Ryland and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about Standard Pacific's directors and executive officers in its definitive proxy statement filed with the SEC on April 24, 2015.  You can find information about Ryland's directors and executive officers in its definitive proxy statement filed with the SEC on March 13, 2015.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  You can obtain free copies of these documents from Standard Pacific and Ryland using the contact information above.
No Offer or Solicitation
The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 11.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,	Percentage	March 31,	Percentage
	2015	2014	or % Change	2015	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,305	1,236	6%	972	34%
Average selling price	$532	$479	11%	$482	10%
Home sale revenues	$694,678	$591,706	17%	$468,379	48%
Gross margin % (including land sales)	24.6%	26.7%	(2.1%)	24.3%	0.3%
Gross margin % from home sales	24.6%	26.6%	(2.0%)	24.2%	0.4%
Adjusted gross margin % from home sales (excluding interest
amortized to cost of home sales)*	29.6%	31.7%	(2.1%)	29.0%	0.6%
Incentive and stock-based compensation expense	$6,520	$6,724	(3%)	$4,422	47%
Selling expenses	$35,873	$28,782	25%	$26,123	37%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$37,517	$32,329	16%	$35,525	6%
SG&A expenses	$79,910	$67,835	18%	$66,070	21%
SG&A % from home sales	11.5%	11.5%	―	14.1%	(2.6%)
Operating margin from home sales	$90,835	$89,675	1%	$47,492	91%
Operating margin % from home sales	13.1%	15.2%	(2.1%)	10.1%	3.0%
Net new orders (homes, excluding Q2 2014 acquisition)	1,567	1,425	10%	1,571	(0%)
Net new orders (dollar value, excluding Q2 2014 acquisition)	$857,747	$679,785	26%	$829,930	3%
Average active selling communities	203	183	11%	198	3%
Monthly sales absorption rate per community (excl. Q2 2014 acq.)	2.6	2.6	(1%)	2.6	(3%)
Cancellation rate	15%	14%	1%	11%	4%
Gross cancellations	268	247	9%	200	34%
Cancellations from current quarter sales	118	93	27%	84	40%
Backlog (homes)	2,572	2,304	12%	2,310	11%
Backlog (dollar value)	$1,484,544	$1,138,886	30%	$1,293,272	15%

Cash flows (uses) from operating activities	$(17,126)	$(25,949)	34%	$(94,071)	82%
Cash flows (uses) from investing activities	$(16,156)	$(36,050)	55%	$(7,884)	(105%)
Cash flows (uses) from financing activities	$17,997	$4,426	307%	$(6,840)
Land purchases (incl. seller financing)	$98,627	$113,001	(13%)	$78,494	26%
Adjusted Homebuilding EBITDA*	$135,263	$131,294	3%	$79,028	71%
Adjusted Homebuilding EBITDA Margin %*	19.3%	22.2%	(2.9%)	16.8%	2.5%
Homebuilding interest incurred	$41,857	$37,641	11%	$41,803	0%
Homebuilding interest capitalized to inventories owned	$41,508	$37,228	11%	$41,401	0%
Homebuilding interest capitalized to investments in JVs	$349	$413	(15%)	$402	(13%)
Interest amortized to cost of sales (incl. cost of land sales)	$36,563	$29,816	23%	$22,638	62%

	As of
	June 30,	December 31,	Percentage
	2015	2014	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$116,802	$218,650	(47%)
Inventories owned	$3,624,498	$3,255,204	11%
Homesites owned and controlled	36,034	35,430	2%
Homes under construction	2,991	2,032	47%
Completed specs	359	515	(30%)
Deferred tax asset valuation allowance	$1,115	$2,561	(56%)
Homebuilding debt	$2,169,038	$2,136,082	2%
Stockholders' equity	$1,752,543	$1,676,688	5%
Adjusted stockholders' equity per share (including if-converted
preferred stock)*	$4.82	$4.62	4%
Total consolidated debt to book capitalization	56.3%	57.0%	(0.7%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	53.9%	53.3%	0.6%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 11.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$694,678	$591,706	$1,163,057	$1,038,624
Land sale revenues	4,954	780	6,853	14,061
Total revenues	699,632	592,486	1,169,910	1,052,685
Cost of home sales	(523,933)	(434,196)	(878,750)	(762,441)
Cost of land sales	(3,758)	(350)	(5,114)	(13,354)
Total cost of sales	(527,691)	(434,546)	(883,864)	(775,795)
Gross margin	171,941	157,940	286,046	276,890
Gross margin %	24.6%	26.7%	24.5%	26.3%
Selling, general and administrative expenses	(79,910)	(67,835)	(145,980)	(126,425)
Income (loss) from unconsolidated joint ventures	(51)	(462)	(502)	(899)
Other income (expense)	(5,276)	(363)	(5,572)	(376)
Homebuilding pretax income	86,704	89,280	133,992	149,190
Financial Services:
Revenues	6,716	6,112	11,635	11,096
Expenses	(4,446)	(3,760)	(8,547)	(7,200)
Other income	548	214	938	375
Financial services pretax income	2,818	2,566	4,026	4,271
Income before taxes	89,522	91,846	138,018	153,461
Provision for income taxes	(32,324)	(35,383)	(49,215)	(58,839)
Net income	57,198	56,463	88,803	94,622
Less: Net income allocated to preferred shareholder	(13,798)	(13,496)	(21,475)	(22,650)
Less: Net income allocated to unvested restricted stock	(112)	(77)	(181)	(134)
Net income available to common stockholders	$43,288	$42,890	$67,147	$71,838

Income Per Common Share:
Basic	$0.16	$0.15	$0.24	$0.26
Diluted	$0.14	$0.14	$0.22	$0.23

Weighted Average Common Shares Outstanding:
Basic	275,498,449	279,075,416	274,572,173	278,514,992
Diluted	310,553,895	316,727,592	310,407,657	316,451,929

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	87,812,786	87,812,786	87,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	398,366,681	404,540,378	398,220,443	404,264,715

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$77,088	$180,428
Restricted cash	39,714	38,222
Inventories:
Owned	3,624,498	3,255,204
Not owned	45,771	85,153
Investments in unconsolidated joint ventures	60,835	50,111
Deferred income taxes, net	266,091	276,402
Other assets	54,424	61,597
Total Homebuilding Assets	4,168,421	3,947,117
Financial Services:
Cash and equivalents	11,225	31,965
Restricted cash	1,045	1,295
Mortgage loans held for sale, net	109,239	174,420
Mortgage loans held for investment, net	23,366	14,380
Other assets	6,596	5,243
Total Financial Services Assets	151,471	227,303
Total Assets	$4,319,892	$4,174,420

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$79,719	$45,085
Accrued liabilities	225,622	223,783
Revolving credit facility	30,000	―
Secured project debt and other notes payable	5,927	4,689
Senior notes payable	2,133,111	2,131,393
Total Homebuilding Liabilities	2,474,379	2,404,950
Financial Services:
Accounts payable and other liabilities	2,629	3,369
Mortgage credit facilities	90,341	89,413
Total Financial Services Liabilities	92,970	92,782
Total Liabilities	2,567,349	2,497,732
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at June 30, 2015 and December 31, 2014	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 276,042,503 and 275,141,189 shares
issued and outstanding at June 30, 2015 and
December 31, 2014, respectively	2,760	2,751
Additional paid-in capital	1,333,745	1,346,702
Accumulated earnings	416,035	327,232
Total Equity	1,752,543	1,676,688
Total Liabilities and Equity	$4,319,892	$4,174,420

INVENTORIES

	June 30,	December 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,269,998	$2,248,289
Homes completed and under construction	1,129,718	827,612
Model homes	224,782	179,303
Total inventories owned	$3,624,498	$3,255,204

Inventories Owned by Segment:
California	$1,582,027	$1,422,330
Southwest	848,739	799,473
Southeast	1,193,732	1,033,401
Total inventories owned	$3,624,498	$3,255,204

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$57,198	$56,463	$88,803	$94,622
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	8,989	6,822	14,982	12,024
Amortization of stock-based compensation	2,389	2,859	5,084	5,231
Excess tax benefits from share-based payment arrangements	(2,994)	―	(6,363)	―
Deferred income tax provision	32,324	35,383	49,198	59,005
Other operating activities	658	2,337	1,128	2,775
Changes in cash and equivalents due to:
Mortgage loans held for sale	(10,542)	(9,364)	65,182	42,574
Inventories - owned	(137,351)	(132,828)	(341,894)	(325,611)
Inventories - not owned	(6,183)	(6,629)	(12,061)	(14,794)
Other assets	12,809	5,274	5,877	(13,108)
Accounts payable	21,155	4,773	34,634	6,149
Accrued liabilities	4,422	8,961	(15,767)	(12,379)
Net cash provided by (used in) operating activities	(17,126)	(25,949)	(111,197)	(143,512)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(13,139)	(2,890)	(20,778)	(5,677)
Distributions of capital from unconsolidated joint ventures	3,028	―	8,760	14,808
Net cash paid for acquisitions	―	(33,408)	―	(33,408)
Other investing activities	(6,045)	248	(12,022)	(1,487)
Net cash provided by (used in) investing activities	(16,156)	(36,050)	(24,040)	(25,764)

Cash Flows From Financing Activities:
Change in restricted cash	(223)	(4,687)	(1,242)	(9,925)
Borrowings from revolving credit facility	131,200	―	158,900	―
Principal payments on revolving credit facility	(116,200)	―	(128,900)	―
Principal payments on secured project debt and other notes payable	(186)	(171)	(497)	(1,061)
Principal payments on senior notes payable	―	(4,971)	―	(4,971)
Net proceeds from (payments on) mortgage credit facilities	(1,196)	14,082	928	(34,288)
Repurchases of common stock	―	―	(22,073)	―
Excess tax benefits from share-based payment arrangements	2,994	―	6,363	―
Issuance of common stock under employee stock plans, net of tax withholdings	1,608	173	(2,322)	3,769
Net cash provided by (used in) financing activities	17,997	4,426	11,157	(46,476)

Net increase (decrease) in cash and equivalents	(15,285)	(57,573)	(124,080)	(215,752)
Cash and equivalents at beginning of period	103,598	205,112	212,393	363,291
Cash and equivalents at end of period	$88,313	$147,539	$88,313	$147,539

Cash and equivalents at end of period	$88,313	$147,539	$88,313	$147,539
Homebuilding restricted cash at end of period	39,714	31,385	39,714	31,385
Financial services restricted cash at end of period	1,045	1,295	1,045	1,295
Cash and equivalents and restricted cash at end of period	$129,072	$180,219	$129,072	$180,219

REGIONAL OPERATING DATA

	Three Months Ended June 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	438	$683	439	$662	(0%)	3%
Arizona	53	315	60	309	(12%)	2%
Texas	265	526	179	466	48%	13%
Colorado	73	583	58	510	26%	14%
Southwest	391	508	297	443	32%	15%
Florida	255	472	265	368	(4%)	28%
Carolinas	221	347	235	306	(6%)	13%
Southeast	476	414	500	339	(5%)	22%
Consolidated total	1,305	$532	1,236	$479	6%	11%

	Six Months Ended June 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	730	$663	778	$645	(6%)	3%
Arizona	110	319	123	307	(11%)	4%
Texas	463	512	328	443	41%	16%
Colorado	113	572	111	498	2%	15%
Southwest	686	491	562	424	22%	16%
Florida	456	447	500	360	(9%)	24%
Carolinas	405	342	391	303	4%	13%
Southeast	861	398	891	335	(3%)	19%
Consolidated total	2,277	$511	2,231	$466	2%	10%

	Three Months Ended June 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	528	$720	498	$611	6%	18%
Arizona	109	343	75	309	45%	11%
Texas (excludes Q2 2014 acquisition)	344	502	260	473	32%	6%
Colorado	62	550	75	526	(17%)	5%
Southwest	515	474	410	453	26%	5%
Florida	284	495	258	420	10%	18%
Carolinas	240	387	259	314	(7%)	23%
Southeast	524	446	517	367	1%	22%
Consolidated total	1,567	$547	1,425	$477	10%	15%

	Six Months Ended June 30,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	1,054	$704	971	$628	9%	12%
Arizona	204	344	142	307	44%	12%
Texas (excludes Q2 2014 acquisition)	653	503	495	469	32%	7%
Colorado	145	537	128	507	13%	6%
Southwest	1,002	475	765	445	31%	7%
Florida	597	482	541	407	10%	18%
Carolinas	485	375	459	311	6%	21%
Southeast	1,082	434	1,000	363	8%	20%
Consolidated total	3,138	$538	2,736	$480	15%	12%

REGIONAL OPERATING DATA (Continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Average number of selling communities
during the period:
California	47	48	(2%)	47	47	―
Arizona	13	10	30%	13	10	30%
Texas	47	38	24%	47	37	27%
Colorado	8	11	(27%)	8	11	(27%)
Southwest	68	59	15%	68	58	17%
Florida	56	45	24%	55	43	28%
Carolinas	32	31	3%	30	31	(3%)
Southeast	88	76	16%	85	74	15%
Consolidated total	203	183	11%	200	179	12%

	At June 30,
	2015		2014		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	622	$499,226	589	$378,962	6%	32%
Arizona	190	70,954	124	43,678	53%	62%
Texas	661	345,333	556	261,384	19%	32%
Colorado	107	61,094	125	67,005	(14%)	(9%)
Southwest	958	477,381	805	372,067	19%	28%
Florida	592	347,873	545	262,827	9%	32%
Carolinas	400	160,064	365	125,030	10%	28%
Southeast	992	507,937	910	387,857	9%	31%
Consolidated total	2,572	$1,484,544	2,304	$1,138,886	12%	30%

	At June 30,
	2015	2014	% Change
Homesites owned and controlled:
California	10,975	9,603	14%
Arizona	1,970	2,242	(12%)
Texas	4,430	5,204	(15%)
Colorado	974	1,196	(19%)
Nevada	920	1,124	(18%)
Southwest	8,294	9,766	(15%)
Florida	12,366	12,138	2%
Carolinas	4,399	4,441	(1%)
Southeast	16,765	16,579	1%
Total (including joint ventures)	36,034	35,948	0%

Homesites owned	28,866	28,774	0%
Homesites optioned or subject to contract	6,123	6,909	(11%)
Joint venture homesites	1,045	265	294%
Total (including joint ventures)	36,034	35,948	0%

Homesites owned:
Raw lots	7,116	6,747	5%
Homesites under development	8,361	9,373	(11%)
Finished homesites	7,397	6,605	12%
Under construction or completed homes	4,010	3,548	13%
Held for sale	1,982	2,501	(21%)
Total	28,866	28,774	0%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.
The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	June 30, 2015	Gross Margin %	June 30, 2014	Gross Margin %	March 31, 2015	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$694,678		$591,706		$468,379
Less: Cost of home sales	(523,933)		(434,196)		(354,817)
Gross margin from home sales	170,745	24.6%	157,510	26.6%	113,562	24.2%
Add: Capitalized interest included in cost
of home sales	35,051	5.0%	29,812	5.1%	22,395	4.8%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$205,796	29.6%	$187,322	31.7%	$135,957	29.0%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
	(Dollars in thousands)

Total consolidated debt	$2,259,379	$2,243,144	$2,225,495	$1,901,416
Less:
Financial services indebtedness	(90,341)	(91,537)	(89,413)	(66,579)
Homebuilding cash	(116,802)	(120,167)	(218,650)	(161,121)
Adjusted net homebuilding debt	2,052,236	2,031,440	1,917,432	1,673,716
Stockholders' equity	1,752,543	1,688,355	1,676,688	1,572,583
Total adjusted book capitalization	$3,804,779	$3,719,795	$3,594,120	$3,246,299

Total consolidated debt to book capitalization	56.3%	57.1%	57.0%	54.7%

Adjusted net homebuilding debt to total adjusted book capitalization	53.9%	54.6%	53.3%	51.6%

Homebuilding debt	$2,169,038			$1,834,837
LTM adjusted homebuilding EBITDA	$492,388			$472,219
Homebuilding debt to adjusted homebuilding EBITDA	4.4x			3.9x

The table set forth below calculates adjusted stockholders' equity per common share.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	June 30,	December 31,
	2015	2014

Actual common shares outstanding	276,042,503	275,141,189
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786
Pro forma common shares outstanding	363,855,289	362,953,975

Stockholders' equity (Dollars in thousands)	$1,752,543	$1,676,688
Divided by pro forma common shares outstanding	÷ 363,855,289	÷ 362,953,975
Adjusted stockholders' equity per common share	$4.82	$4.62

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiaries.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2015	June 30, 2014	March 31, 2015	2015	2014
	(Dollars in thousands)

Net income	$57,198	$56,463	$31,605	$210,046	$218,377
Provision for income taxes	32,324	35,383	16,891	124,475	106,245
Homebuilding interest amortized to cost of sales and interest expense	36,563	29,816	22,638	127,514	118,030
Homebuilding depreciation and amortization	8,964	6,788	5,956	30,172	24,553
Amortization of stock-based compensation	2,389	2,859	2,695	8,322	10,271
EBITDA	137,438	131,309	79,785	500,529	477,476
Add:
Cash distributions of income from unconsolidated joint ventures	592	1,875	―	592	1,875
Less:
Income (loss) from unconsolidated joint ventures	(51)	(462)	(451)	(271)	(1,231)
Income from financial services subsidiaries	2,818	2,352	1,208	9,004	8,363
Adjusted Homebuilding EBITDA	$135,263	$131,294	$79,028	$492,388	$472,219
Homebuilding revenues	$699,632	$592,486	$470,278	$2,528,403	$2,170,892
Adjusted Homebuilding EBITDA Margin %	19.3%	22.2%	16.8%	19.5%	21.8%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2015	June 30, 2014	March 31, 2015	2015	2014
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(17,126)	$(25,949)	$(94,071)	$(330,082)	$(148,524)
Add:
Provision for income taxes, net of deferred component	―	―	17	35,284	(15,791)
Homebuilding interest amortized to cost of sales and interest expense	36,563	29,816	22,638	127,514	118,030
Excess tax benefits from share-based payment arrangements	2,994	―	3,369	19,767	―
Less:
Income from financial services subsidiaries	2,818	2,352	1,208	9,004	8,363
Depreciation and amortization from financial services subsidiaries	25	34	37	133	132
Loss on disposal of property and equipment	15	―	19	44	2
Net changes in operating assets and liabilities:
Mortgage loans held for sale	10,542	9,364	(75,724)	30,230	(28,073)
Inventories-owned	137,351	132,828	204,543	680,710	521,371
Inventories-not owned	6,183	6,629	5,878	30,294	48,403
Other assets	(12,809)	(5,274)	6,932	(23,514)	(5,515)
Accounts payable	(21,155)	(4,773)	(13,479)	(37,799)	(19,854)
Accrued liabilities	(4,422)	(8,961)	20,189	(30,835)	10,669
Adjusted Homebuilding EBITDA	$135,263	$131,294	$79,028	$492,388	$472,219